Exhibit 99.1

Moog Inc. ▪ East Aurora, New York ▪ 14052 ▪ 716-652-2000

Press Information

Release Date:	April 24, 2020	Contact:	Ann Marie Luhr
	IMMEDIATE		716-687-4225

MOOG REPORTS SECOND QUARTER RESULTS

East Aurora, NY -- Moog Inc. (NYSE: MOG.A and MOG.B) announced today financial results for the quarter ended March 28, 2020.
“We find ourselves in unprecedented times,” said John Scannell, Chairman and CEO. “The COVID-19 pandemic is impacting every single one of us in a deep and personal way. We hope everyone is taking care of themselves and their families. In difficult circumstances like these, we believe business must be a force for good. Our priorities are clear. First and foremost, is the health and safety of our employees and their families, and second, meeting the needs of our customers, and thereby securing the financial well-being of the company. We are facing a global economic disruption and working hard to create value for all our stakeholders is now more important than ever. Our employees are rising to the occasion and I’m humbled by their dedication and commitment.”

Second Quarter Highlights

•	Sales of $765 million, up 6% from a year ago;

•	Operating margins of 11.0% up from 10.8% a year ago;

•	Diluted earnings per share of $1.48, up 26% from a year ago;

•	Effective tax rate of 19.2%; and

•	$39 million cash flow from operating activities.

Fiscal 2020 Outlook

Late in the second quarter, business disruptions related to the pandemic started to affect the Company’s operations. Given the considerable uncertainty around the extent and duration of these circumstances, and how they will impact operations, the Company is suspending its previously provided fiscal year 2020 guidance.

Actions that have been taken to address business pressures and preserve liquidity include:

•	Temporarily suspending dividend payments;

•	Temporarily suspending share buyback activities;

•	Minimizing capital spend;

•	Reducing discretionary spending;

•	Implementing hiring and salary freezes;

•	Aligning company resources and incoming inventory to be in line with expected customer demand;

•	Optimizing the timing of cash flow; and

•	Implementing vendor financing programs.

Exhibit 99.1

Segment Results

Total Aircraft Controls segment sales in the quarter were $341 million, up 6% year over year. Military aircraft sales of $176 million were 13% higher. F-35 Joint Strike Fighter sales were very strong, up 23%. Military aftermarket sales of $61 million, increased 14%, on F-35 and F-15 sustainment activity.

Commercial aircraft revenues were unchanged, at $166 million. Boeing OEM sales were slightly higher, at $65 million, on increased 787 sales. Airbus sales of $38 million were down 13%, tied to lower A350 deliveries. Commercial aftermarket sales increased 7%, on activity across multiple programs.

Space and Defense segment sales were $193 million, up 17% year over year. Space sales of $74 million increased 38%, driven by Department of Defense and NASA launch vehicle programs, and satellite engines. Defense sales were up 7%, to $119 million, on increases in missile, vehicle and naval product lines.

Industrial Systems segment sales in the quarter were $231 million, slightly lower compared to last year’s second quarter. Stronger energy market sales, up 23%, were helped by the GAT acquisition based in Germany. Medical market sales were 12% higher on very strong IV pump sales. Lower sales of industrial automation products, off 9%, and simulation and test products, off 18%, were tied to weak demand in China during the quarter.

Total backlog was $2.6 billion, with consolidated 12-month backlog at $1.8 billion, up 10% from a year ago.

Mr. Scannell concluded, “Overall, the second quarter was very strong with the impact from the pandemic only starting to affect our operations late in the quarter. As we look forward, our diversity across markets and our strong balance sheet are key to navigating the short-term challenges, while the strength of our franchise and our fundamental approach to business are the basis for our continued long-term success.”

In conjunction with today’s release, Moog will host a conference call beginning at 10:00 a.m. ET, which will be broadcast live over the Internet. John Scannell, Chairman and CEO, and Jennifer Walter, CFO, will host the call.

Listeners can access the call live or in replay mode at www.moog.com/investors/communications. Supplemental financial data will be available on the webcast web page approximately 90 minutes prior to the conference call.

Moog Inc. is a worldwide designer, manufacturer, and integrator of precision control components and systems. Moog’s high-performance systems control military and commercial aircraft, satellites and space vehicles, launch vehicles, missiles, automated industrial machinery, marine and medical equipment. Additional information about the company can be found at www.moog.com.

Exhibit 99.1

Cautionary Statement

Information included or incorporated by reference in this report that does not consist of historical facts, including statements accompanied by or containing words such as “may,” “will,” “should,” “believes,” “expects,” “expected,” “intends,” “plans,” “projects,” “approximate,” “estimates,” “predicts,” “potential,” “outlook,” “forecast,” “anticipates,” “presume” and “assume,” are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s current views with respect to certain current and future events and financial performance and are not guarantees of future performance. This includes but is not limited to, the Company’s expectation and ability to pay a quarterly cash dividend on its common stock in the future, subject to the determination by the board of directors, and based on an evaluation of company earnings, financial condition and requirements, business conditions, capital allocation determinations and other factors, risks and uncertainties. The impact or occurrence of these could cause actual results to differ materially from the expected results described in the forward-looking statements. These important factors, risks and uncertainties include:

•	The markets we serve are cyclical and sensitive to domestic and foreign economic conditions and events, which may cause our operating results to fluctuate;

•
We face various risks related to health epidemics such as the global COVID-19 pandemic, which may have material adverse consequences on our operations, financial position, cash flows, and those of our customers and suppliers;

•	We operate in highly competitive markets with competitors who may have greater resources than we possess;

•
We depend heavily on government contracts that may not be fully funded or may be terminated, and the failure to receive funding or the termination of one or more of these contracts could reduce our sales and increase our costs;

•	We make estimates in accounting for over-time contracts, and changes in these estimates may have significant impacts on our earnings;

•	We enter into fixed-price contracts, which could subject us to losses if we have cost overruns;

•	We may not realize the full amounts reflected in our backlog as revenue, which could adversely affect our future revenue and growth prospects;

•	If our subcontractors or suppliers fail to perform their contractual obligations, our prime contract performance and our ability to obtain future business could be materially and adversely impacted;

•	We may not be able to prevent, or timely detect, issues with our products and our manufacturing processes which may adversely affect our operations and our earnings;

•
Contracting on government programs is subject to significant regulation, including rules related to bidding, billing and accounting kickbacks, and any false claims or non-compliance could subject us to fines, penalties or possible debarment;

•	The loss of The Boeing Company as a customer or a significant reduction in sales to The Boeing Company could adversely impact our operating results;

•	Our new products and technology research and development efforts are substantial and may not be successful which could reduce our sales and earnings;

•	Our inability to adequately enforce and protect our intellectual property or defend against assertions of infringement could prevent or restrict our ability to compete;

•	Our business operations may be adversely affected by information systems interruptions, intrusions or new software implementations;

•	Our indebtedness and restrictive covenants under our credit facilities could limit our operational and financial flexibility;

•	The potential phase out of LIBOR may negatively impact our debt agreements and financial position, results of operations and liquidity;

•
Significant changes in discount rates, rates of return on pension assets, mortality tables and other factors could adversely affect our earnings and equity and increase our pension funding requirements;

•	A write-off of all or part of our goodwill or other intangible assets could adversely affect our operating results and net worth;

•	Our sales and earnings may be affected if we cannot identify, acquire or integrate strategic acquisitions, or if we engage in divesting activities;

Exhibit 99.1

•	Our operations in foreign countries expose us to political and currency risks and adverse changes in local legal and regulatory environments;

•	The United Kingdom's decision to exit the European Union may bring short-term and long-term adverse impacts on our results of operations;

•	Escalating tariffs, restrictions on imports or other trade barriers between the United States and various countries may impact our results of operations;

•	Unforeseen exposure to additional income tax liabilities may affect our operating results;

•	Government regulations could limit our ability to sell our products outside the United States and otherwise adversely affect our business;

•
The failure or misuse of our products may damage our reputation, necessitate a product recall or result in claims against us that exceed our insurance coverage, thereby requiring us to pay significant damages;

•	We are involved in various legal proceedings, the outcome of which may be unfavorable to us;

•	Future terror attacks, war, natural disasters or other catastrophic events beyond our control could negatively impact our business;

•	Our operations are subject to environmental laws, and complying with those laws may cause us to incur significant costs.

These factors are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. Given these factors, risks and uncertainties, investors should not place undue reliance on forward-looking statements as predictive of future results. We disclaim any obligation to update the forward-looking statements made in this report.

Exhibit 99.1

Moog Inc.
CONSOLIDATED STATEMENTS OF EARNINGS
(dollars in thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 28, 2020	March 30, 2019	March 28, 2020	March 30, 2019
Net sales	$765,277	$718,811	$1,520,120	$1,398,487
Cost of sales	557,223	521,410	1,100,809	1,001,584
Gross profit	208,054	197,401	419,311	396,903
Research and development	26,688	31,344	54,896	63,220
Selling, general and administrative	107,251	99,860	205,618	196,186
Interest	10,251	9,939	20,483	19,621
Other	2,333	2,342	9,879	7,477
Earnings before income taxes	61,531	53,916	128,435	110,399
Income taxes	11,786	12,857	28,663	26,571
Net earnings	$49,745	$41,059	$99,772	$83,828

Net earnings per share
Basic	$1.49	$1.18	$2.94	$2.41
Diluted	$1.48	$1.17	$2.91	$2.38

Average common shares outstanding
Basic	33,434,420	34,886,541	33,972,635	34,850,898
Diluted	33,685,395	35,241,113	34,236,399	35,183,471

Exhibit 99.1

Moog Inc.
CONSOLIDATED SALES AND OPERATING PROFIT
(dollars in thousands)

	Three Months Ended		Six Months Ended
	March 28, 2020	March 30, 2019	March 28, 2020	March 30, 2019
Net sales:
Aircraft Controls	$341,407	$320,627	$681,361	$624,672
Space and Defense Controls	193,010	164,825	379,250	320,893
Industrial Systems	230,860	233,359	459,509	452,922
Net sales	$765,277	$718,811	$1,520,120	$1,398,487
Operating profit:
Aircraft Controls	$34,701	$27,122	$73,293	$60,321
	10.2%	8.5%	10.8%	9.7%
Space and Defense Controls	24,652	20,504	49,934	38,977
	12.8%	12.4%	13.2%	12.1%
Industrial Systems	24,775	30,228	51,574	57,933
	10.7%	13.0%	11.2%	12.8%
Total operating profit	84,128	77,854	174,801	157,231
	11.0%	10.8%	11.5%	11.2%
Deductions from operating profit:
Interest expense	10,251	9,939	20,483	19,621
Equity-based compensation expense	890	1,683	3,271	3,691
Non-service pension expense	3,598	4,889	7,199	9,783
Corporate and other expenses, net	7,858	7,427	15,413	13,737
Earnings before income taxes	$61,531	$53,916	$128,435	$110,399
 .

Exhibit 99.1

Moog Inc.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	March 28, 2020	September 28, 2019
ASSETS
Current assets
Cash and cash equivalents	$115,984	$89,702
Restricted cash	3,281	2,846
Receivables	1,007,730	957,287
Inventories, net	589,493	534,974
Prepaid expenses and other current assets	44,002	44,164
Total current assets	1,760,490	1,628,973
Property, plant and equipment, net	617,369	586,767
Operating lease right-of-use assets	66,193	—
Goodwill	810,354	784,240
Intangible assets, net	96,742	79,646
Deferred income taxes	19,651	19,992
Other assets	14,174	14,619
Total assets	$3,384,973	$3,114,237
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Current installments of long-term debt	$—	$249
Accounts payable	244,708	257,677
Accrued compensation	111,280	143,765
Contract advances	182,822	137,242
Accrued liabilities and other	206,800	188,725
Total current liabilities	745,610	727,658
Long-term debt, excluding current installments	1,093,966	832,984
Long-term pension and retirement obligations	161,973	160,034
Deferred income taxes	50,259	40,528
Other long-term liabilities	87,487	30,552
Total liabilities	2,139,295	1,791,756
Shareholders’ equity
Common stock - Class A	43,800	43,795
Common stock - Class B	7,480	7,485
Additional paid-in capital	449,720	510,546
Retained earnings	2,211,462	2,128,739
Treasury shares	(957,082)	(769,569)
Stock Employee Compensation Trust	(60,386)	(111,492)
Supplemental Retirement Plan Trust	(42,672)	(71,546)
Accumulated other comprehensive loss	(406,644)	(415,477)
Total shareholders’ equity	1,245,678	1,322,481
Total liabilities and shareholders’ equity	$3,384,973	$3,114,237

Exhibit 99.1

Moog Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)

	Six Months Ended
	March 28, 2020	March 30, 2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$99,772	$83,828
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	36,962	36,074
Amortization	6,676	7,212
Deferred income taxes	(1,346)	2,182
Equity-based compensation expense	3,271	3,691
Other	5,674	1,331
Changes in assets and liabilities providing (using) cash:
Receivables	(43,910)	(16,621)
Inventories	(49,467)	(44,428)
Accounts payable	(14,891)	10,208
Contract advances	46,468	17,127
Accrued expenses	(9,920)	(6,075)
Accrued income taxes	(12,338)	(1,767)
Net pension and post retirement liabilities	15,785	15,639
Other assets and liabilities	(2,032)	447
Net cash provided by operating activities	80,704	108,848
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of businesses, net of cash acquired	(54,265)	—
Purchase of property, plant and equipment	(53,463)	(59,971)
Other investing transactions	(3,706)	2,447
Net cash used by investing activities	(111,434)	(57,524)
CASH FLOWS FROM FINANCING ACTIVITIES
Net short-term repayments	—	(3,560)
Proceeds from revolving lines of credit	829,000	327,300
Payments on revolving lines of credit	(758,500)	(361,300)
Proceeds from long-term debt	4,300	—
Payments on long-term debt	(4,300)	(167)
Proceeds from senior notes, net of issuance costs	491,769	—
Payments on senior notes	(300,000)	—
Payments on finance lease obligations	(412)	—
Payment of dividends	(17,049)	(17,430)
Proceeds from sale of treasury stock	3,199	2,443
Purchase of outstanding shares for treasury	(191,961)	(16,319)
Proceeds from sale of stock held by SECT	14,278	9,479
Purchase of stock held by SECT	(6,209)	(7,354)
Other financing transactions	(5,877)	—
Net cash provided (used) by financing activities	58,238	(66,908)
Effect of exchange rate changes on cash	(791)	(50)
Increase (decrease) in cash, cash equivalents and restricted cash	26,717	(15,634)
Cash, cash equivalents and restricted cash at beginning of period	92,548	127,706
Cash, cash equivalents and restricted cash at end of period	$119,265	$112,072

SUPPLEMENTAL CASH FLOW INFORMATION
Treasury shares issued as compensation	$9,063	$11,795
Equipment acquired through lease financing	$13,090	$148